CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Investment Funds:

We consent to the use of our report, dated June 13, 2011, with respect to the financial statements included herein, on the Putnam Multi Cap Value Fund, a fund of Putnam Funds Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
August 22, 2011